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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 22, 2005

                             PDG ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in this charter)

        DELAWARE                         0-13667                22-2677298
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)

     1386 BEULAH ROAD, BUILDING 801, PITTSBURGH, PA                 15235
        (Address of Principal Executive Offices)                 (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (412) 243-3200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changes Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2005, the registrant executed an employment agreement with John
C. Regan, the registrant's Chairman and Chief Executive Officer.

The agreement is for a three year term effective March 15, 2004 and provides for a base salary of $250,000 per year. Additionally, the employment agreement provides for an Incentive Bonus Program for fiscal years 2005 and 2006 upon the attainment of certain major objectives. The bonus upon attainment of the aforementioned objectives shall range from 20% to 100% of base salary. Mr. Regan also received a signing bonus of 250,000 incentive stock options, which were immediately vested, at an exercise price of $1.52 per share. The options have a ten-year life.



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ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)       Exhibits


EXHIBITS                               DESCRIPTION
--------                               -----------

  10         EMPLOYMENT AGREEMENT WITH JOHN C. REGAN dated February 15, 2005



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         WORLD HEALTH ALTERNATIVES, INC.




                                         By /s/John C. Regan
                                            ---------------------------------
                                            JOHN C. REGAN

                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER




     Date:  February 28, 2005


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                                  EXHIBIT INDEX


10       EMPLOYMENT AGREEMENT WITH JOHN C. REGAN dated February 15, 2005




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